As filed with the Securities and Exchange Commission on July 26, 2019.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blue Hat Interactive Entertainment Technology

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3942	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7th Floor, Building C, No. 1010 Anling Road

Huli District, Xiamen, China 361009

86-592-228-0081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Clayton E. Parker, Esq.

Matthew Ogurick, Esq.

Hillary O’Rourke, Esq.

K&L Gates LLP

Southeast Financial Center, Suite 3900

200 South Biscayne Boulevard

Miami, Florida 33131-2399

Telephone: 305-539-3300

Fax: 305-358-7095

Louis Taubman, Esq. Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 Telephone: 917-512-0827 Fax: 212-201-6380

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-230051

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Ordinary shares, par value $0.001 per share	230,000	$4.00	$920,000	$111.50
Underwriters’ Warrants	-	-	-	-
Ordinary shares underlying Underwriters’ Warrants	20,000	$4.80	$96,000	$11.64
Total	250,000		$1,016,000	$123.14

(1)	Includes 30,000 additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-230051. A total of 2,250,000 of securities were registered under Registration Statement No. 333-230051. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-230051 exceed 2,700,000.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-230051) initially filed by Blue Hat Interactive Entertainment Technology (the "Company") with the Securities and Exchange Commission (the "Commission") on March 4, 2019, which was declared effective by the Commission on July 25, 2019, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Campbells
5.2	Opinion of K&L Gates LLP
23.1	Consent of Friedman LLP, an independent registered public accounting firm
23.2	Consent of Campbells (included in Exhibit 5.1)
23.3	Consent of K&L Gates LLP (included in Exhibit 5.2)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xiamen, China, on July 26, 2019.

Blue Hat Interactive Entertainment Technology

By:	/s/ Xiaodong Chen
Name: Xiaodong Chen
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaodong Chen Xiaodong Chen	Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2019
/s/ Caifan He Caifan He	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 26, 2019
/s/ Jianyong Cai Jianyong Cai	Chief Technology Officer and Director	July 26, 2019
/s/ Qinyi Fu Qinyi Fu	Director	July 26, 2019
/s/ Jun Ouyang Jun Ouyang	Director	July 26, 2019
/s/ Huibin Shen Huibin Shen	Director	July 26, 2019
/s/ Can Su Can Su	Director	July 26, 2019

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Blue Hat Interactive Entertainment Technology has signed this registration statement or amendment thereto in Newark, Delaware on July 26, 2019.

Puglisi & Associates

By:	/s/ Donald J.Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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